Exhibit 6


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate-Backed Trust Certificates, Goodyear Tire & Rubber Note-Backed Series 2001-34
*CUSIP:  21988G577 & 21988GBG0

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending September 15, 2002.

INTEREST ACCOUNT

Balance as of March 15, 2002 ...................................           $0.00
         Scheduled Income received on securities ...............   $1,745,100.00
         Unscheduled Income received on securities .............           $0.00

LESS:
         Distribution to Class A1 Holders ......................  -$1,745,100.00
         Distribution to Class A2 Holders ......................          -$0.00
         Distribution to Depositor .............................          -$0.00
         Distribution to Trustee ...............................          -$0.00
Balance as of September 15, 2002 ...............................           $0.00

PRINCIPAL ACCOUNT

Balance as of March 15, 2002 ...................................           $0.00
         Scheduled Principal payment received on securities ....           $0.00
LESS:
         Distribution to Holders ...............................           $0.00
Balance as of September 15, 2002 ...............................           $0.00


               UNDERLYING SECURITIES HELD AS OF September 15, 2002

         Principal
         Amount                    Title of Security
         ------                    -----------------
         $49,860,000               Goodyear Tire & Rubber Company 7.00% Notes
                                   due March 15, 2028
                                   CUSIP: 382550AD3

U.S. Bank Trust National Association, as Trustee

o Trustee is not responsible for selection or use of CUSIP numbers, they are included solely for holder convenience.


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